February 25, 2014

SWISHER

Baird's 2014 Business Solutions Conference

FORWARD LOOKING INFORMATION

This presentation includes financial forecasts, projections and other forward-looking statements regarding Swisher Hygiene Inc., its business and prospects. This forward-looking information is based on management assumptions and expectations which, while considered reasonable by Swisher and its management as of the date of this presentation, are subject to risks, uncertainties, and other factors that may cause actual results and performance to materially differ from results or performance expressed or implied by the forward-looking statements. A description of these factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our other filings with the SEC, which are available at www.sec.gov. Swisher undertakes no obligation to publicly revise the forward-looking statements presented, except as required by law.

WHO WE ARE

"We Deliver Clean"

A leading provider of essential hygiene and sanitation solutions, including cleaning and sanitizing chemicals, restroom hygiene programs and a full range of related products and services.


ULTRA

CHEMICALS

- General Cleaning
- Warewashing
- Laundry
- Specialty



HYGIENE

- Restroom care
- Hand Hygiene
- Paper Products
- Air Care



OTHER

- Water Filtration
- Drainline Treatment
- Food Safety Products
- Dish Racks
- Linen Offerings

CORE MARKETS


FOODSERVICE


HOSPITALITY

Sales through Service


HEALTHCARE


RETAIL

COMPREHENSIVE PRODUCT LINE

Liquids, Solids, Powders, RTU, Aerosols, Dissolvable Packs


ULTRA
CLEAR
STAINLESS STEEL CLEANER
CHAMPION

FORMATS

- *Concentrates*
- *Ready-to-use*
- *Solids*
- *Liquids*
- *Powders*
- *Aerosols*
- *Packets*

ENVIRONMENTS

- *Kitchens - automatic*
- *Kitchens - manual*
- *Housekeeping*
- *Restrooms*
- *Interior floors/carpets*
- *Exterior floors*
- *On-premise laundries*

PRODUCTS

- *Detergents*
- *Sanitizers*
- *Degreasers*
- *Surface cleaners*
- *Specialty kitchen/foodservice*
- *General cleaning*
- *Floor care*

REGIONAL OPERATING STRUCTURE

Branch Locations and Chemical Manufacturing Plants



TIMELINE

History – From Then to Now

1986
Founded as franchised restroom hygiene provider

2004
Acquired by Steve Berrard and Wayne Huizenga

2005
Began franchise acquisitions (completed all but one through 2013)

2006
Expanded chemical service offering after successful test

2010
Merged with CoolBrands and began trading on TSX

2011
Began trading on NASDAQ; Entered linen market; Acquired 63 businesses

2012 (Q1)
Announced plans to restate 2011 results

2012 (Q4)
Sold waste operations

2013
Regained compliance with NASDAQ/TSX and annual meeting requirements

2013 (Q3)
Bill Pierce named as new CEO; Blake Thompson named new COO

2013 (Q4)
$5.5M non-core asset sales

2014 (Q1)
Settlement of U.S. Class Action Lawsuits

2014 (Q1)
Moved from NASDAQ Global to NASDAQ Capital Market

STRATEGY

Service, People, Growing Profitably

Service and People

» On time, all the time

» Sales through service

» Field-driven management



Growing Profitably

» Generate new business in markets with best service and product delivery

» Shed non-core assets and routes

» Distributor growth in key markets

OPERATING TRENDS

» Revenue

» Cost of Goods Sold

» Route Expenses

» SG&A Expenses

» Capital Expenditures

» Liquidity and Capital Resources

2014 EXPECTATIONS

» Large industry with attractive business characteristics and demand still exists for an alternative chemical provider in this $30 billion+ market

» Making progress on our plans to enhance service, reduce expenses and win new business

» Focusing on core operations in order to move toward ultimate goal of profitability

» We have the plan, people and assets in place to achieve success

2014 is the year where we must execute, and we expect to be successful

CONTACT INFORMATION:

SWISHER INVESTOR SERVICES
(704) 602-7116
INVESTORRELATIONS@SWSH.COM